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                                                                    EXHIBIT 23.2



                    Consent of KPMG LLP Independent Auditors



The Board of Directors
Hyseq, Inc.


We consent to incorporation by reference in this registration statement on Form S-8 of Hyseq, Inc., of our report dated February 2, 2001, relating to the consolidated balance sheet of Hyseq, Inc. and subsidiaries, as of December 31, 2000, and the related consolidated statement of operations, stockholders' equity and cash flows for the year then ended, which report appears in the December 31, 2000, annual report on Form 10-K of Hyseq, Inc.

/s/ KPMG LLP

San Francisco, California
August 17, 2001